NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200
Fax: (412) 442-8290

Release date: April 26, 2018	Contact:	Steven F. Nicola
Chief Financial Officer and Secretary

MATTHEWS INTERNATIONAL REPORTS RESULTS FOR
FISCAL 2018 SECOND QUARTER

•	GAAP earnings per share of $0.57, compared to $0.46 last year

•	Non-GAAP earnings per share of $0.93, compared to $0.84 last year

•	Consolidated sales of $414.1 million, up 8.7% over last year

•	Company reaffirms raised expectations for fiscal 2018

PITTSBURGH, PA, APRIL 26, 2018 - Matthews International Corporation (NASDAQ GSM: MATW) today announced financial results for its fiscal second quarter and six months ended March 31, 2018.

In discussing the Company’s results for the quarter, Joseph C. Bartolacci, President and Chief Executive Officer, stated: “The Company’s results for the fiscal 2018 second quarter were in line with our internal expectations and we are on track to achieve the fiscal 2018 targets that we increased in reporting our first quarter results.

“For the current quarter, we reported an increase of approximately 24% in our GAAP earnings per share. Organic growth, acquisitions, and a reduction in acquisition integration costs were the primary drivers in the year-over-year improvement. On a non-GAAP basis, our earnings per share increased approximately 11% reflecting a combination of organic earnings growth and acquisitions. In addition, following several years of sales and earnings headwinds from currencies, changes in currency rates for the current year favorably impacted our operating results.

“As we first noted in January 2018, we continue to see stronger conditions in the markets for our Industrial Technologies products, which resulted in higher sales of our traditional marking products and fulfillment systems. In addition, the recent acquisition of Compass Engineering (November 2017) contributed to the sales and earnings growth for this segment.

“Brand market conditions improved during the recent quarter, particularly in Europe. As expected, order rates were higher for our tobacco-related products and engineered solutions. Sales in the U.K. were also higher for the quarter reflecting continued solid market conditions. In the U.S., we saw firmer market conditions in the last several weeks of the quarter and we should start to see the benefit of recent new account wins in our third and fourth fiscal quarters.

“Our Memorialization segment reported higher sales for the current quarter, primarily as a result of the recent acquisition of Star Granite & Bronze (February 2018). Excluding the acquisition, sales were relatively consistent with a year ago reflecting the effects of a more severe flu season on casket sales early in the current quarter, offset partially by lower memorial sales. Lower pre-need sales and colder weather impacted memorial sales for the current quarter.

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“On a consolidated basis, we continue to generate strong cash flow. For the fiscal 2018 second quarter, we reported cash flow from operations of $48.6 million, compared to $28.2 million in the same quarter a year ago. Year-to-date, we reported cash flow from operations of $56.3 million, compared to $44.3 million last year, representing an increase of 27%.”

Second Quarter Fiscal 2018 Consolidated Results (Unaudited)

($ in millions, except per share data)	Q2 FY2018	Q2 FY2017	Change	% Change
Sales	$414.1	$380.9	$33.2	8.7%
Net income attributable to Matthews	$18.2	$14.9	$3.3	21.9%
Diluted EPS	$0.57	$0.46	$0.11	23.9%
Non-GAAP adjusted net income	$29.6	$27.3	$2.3	8.5%
Non-GAAP adjusted EPS	$0.93	$0.84	$0.09	10.7%
Adjusted-EBITDA	$62.5	$58.3	$4.1	7.1%

Note: See the attached tables for additional important disclosures regarding Matthews’ use of non-GAAP measures as well as a reconciliation of net income to non-GAAP adjusted net income and adjusted EBITDA.

Consolidated sales for the fiscal 2018 second quarter were $414.1 million, representing an increase of $33.2 million, or 8.7% over the prior-year second quarter. The Company reported higher sales in all three of its business segments. Higher sales of marking products and fulfillment systems in the Industrial Technologies segment, sales growth in the European brand markets and acquisitions were the principal factors in the year-over-year increase in consolidated sales. Changes in foreign currency exchange rates had a favorable impact of $14.8 million on consolidated sales compared to a year ago.

Net income attributable to the Company for the quarter ended March 31, 2018 was $18.2 million, or $0.57 per share, compared with $14.9 million, or $0.46 per share, a year ago. The increase primarily reflected the impact of higher sales, recent acquisitions and lower acquisition integration costs. In addition, the U.S. Tax Cuts and Jobs Act contributed to a reduction in the Company’s effective tax rate.

On a non-GAAP adjusted basis, earnings for the fiscal 2018 second quarter were $0.93 per share, compared with $0.84 per share for the fiscal 2017 second quarter, representing an increase of approximately 11%, primarily reflecting the impact of higher sales, recent acquisitions and lower income taxes. Adjusted EBITDA (net income before interest expense, income taxes, depreciation and amortization, and other adjustments) for the fiscal 2018 second quarter was $62.5 million, compared to $58.3 million for the same quarter a year ago, which represented an increase of 7.1%.

Sales for the SGK Brand Solutions segment were $207.1 million for the quarter ended March 31, 2018, compared to $190.1 million a year ago, representing an increase of $17.0 million, or 8.9%. The segment reported higher sales in Europe, primarily for tobacco-related products and engineered solutions. Sales in the U.K. were also higher for the quarter reflecting continued solid market conditions. In addition, recent acquisitions contributed to the sales growth. Changes in foreign currency exchange rates had a favorable impact of $12.5 million on the segment’s sales compared with the same quarter last year.

Memorialization segment sales for the fiscal 2018 second quarter were $168.7 million, compared to $162.1 million a year ago, representing an increase of $6.6 million. Higher sales principally resulted from the acquisition of Star Granite & Bronze. Changes in foreign currency exchange rates had a favorable impact of $1.5 million on the segment’s sales compared with the same quarter last year.

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Sales for the Industrial Technologies segment were $38.3 million for the quarter ended March 31, 2018, compared to $28.7 million a year ago, representing an increase of $9.6 million, or 33.6%. The increase reflected higher sales of marking products and fulfillment systems, and the benefit of recent acquisitions. Changes in foreign currency exchange rates had a favorable impact of approximately $800,000 on the segment’s sales compared with the same quarter last year.

First Half Fiscal 2018 Consolidated Results (Unaudited)

($ in millions, except per share data)	YTD FY2018	YTD FY2017	Change	% Change
Sales	$783.5	$729.9	$53.6	7.3%
Net income attributable to Matthews	$53.4	$25.2	$28.2	111.4%
Diluted EPS	$1.68	$0.77	$0.91	118.2%
Non-GAAP adjusted net income	$49.9	$48.6	$1.3	2.6%
Non-GAAP adjusted EPS	$1.57	$1.48	$0.09	6.1%
Adjusted-EBITDA	$109.0	$109.0	$—	- %

Note: See the attached tables for additional important disclosures regarding Matthews’ use of non-GAAP measures as well as a reconciliation of net income to non-GAAP adjusted net income and adjusted EBITDA.

Consolidated sales for the first six months of fiscal 2018 were $783.5 million, representing an increase of $53.6 million, or 7.3% over the prior year. The Company reported higher sales in all three of its business segments. Higher sales of marking products and fulfillment systems in the Industrial Technologies segment and acquisitions were the principal factors in the year-to-date consolidated sales increase. Changes in foreign currency exchange rates had a favorable impact of $22.2 million on consolidated sales compared to a year ago.

Net income attributable to the Company for the quarter ended March 31, 2018 was $53.4 million, or $1.68 per share, compared to $25.2 million, or $0.77 per share, a year ago. The increase primarily reflected the impact of higher sales, recent acquisitions and lower acquisition integration costs. In addition, the U.S. Tax Cuts and Jobs Act contributed to a significant reduction in the Company’s income tax expense for fiscal 2018, primarily related to a favorable adjustment in deferred income taxes offset partially by an estimated repatriation tax.

On a non-GAAP adjusted basis, earnings for the first six months of fiscal 2018 were $1.57 per share, compared with $1.48 per share last year, primarily reflecting the impact of higher sales, recent acquisitions and lower income taxes. Adjusted EBITDA (net income before interest expense, income taxes, depreciation and amortization, and other adjustments) for the six months ended March 31, 2018 was $109.0 million.

Sales for the SGK Brand Solutions segment were $398.8 million for the six months ended March 31, 2018, compared to $365.9 million a year ago, representing an increase of $32.9 million, or 9.0%. The segment reported higher sales in its Europe, U.K. and Asia Pacific markets. In addition, recent acquisitions contributed to current year sales growth. Changes in foreign currency exchange rates had a favorable impact of $18.6 million on the segment’s sales compared to a year ago.

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Memorialization segment sales for the first six months of fiscal 2018 were $313.6 million, compared to $307.7 million a year ago, representing an increase of $5.9 million. The increase primarily reflected higher cremation equipment sales and the acquisition of Star Granite & Bronze. Changes in foreign currency exchange rates had a favorable impact of $2.3 million on the segment’s sales compared to last year.

Sales for the Industrial Technologies segment were $71.1 million for the six months ended March 31, 2018, compared to $56.3 million a year ago, representing an increase of $14.8 million, or 26.3%. The increase reflected higher sales of marking products and fulfillment systems, and the benefit of recent acquisitions. Changes in foreign currency exchange rates had a favorable impact of approximately $1.3 million on the segment’s sales compared to a year ago.

Outlook

Mr. Bartolacci further stated: “Order rates in our Industrial Technologies segment and for tobacco-related products and engineered solutions in our SGK Brand Solutions segment remain strong. In addition, recent new brand account wins are expected to contribute to our results beginning in our fiscal 2018 third quarter. As a result, based on our year-to-date results and projections for the remainder of the year, the Company is re-affirming its target for fiscal 2018 and expects to achieve growth in non-GAAP earnings per share of at least 10% over fiscal 2017.”

Webcast

The Company will host a conference call and webcast tomorrow morning at 9:00 a.m. Eastern Time to review its financial and operating results, and discuss its corporate strategies and outlook. A question-and-answer session will follow.

The conference call can be accessed by calling (612) 332-0335. The audio webcast can be monitored at www.matw.com. A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Friday, May 11, 2018. To listen to the archived call, dial (320) 365-3844 and enter the pass code 447244. The webcast replay will be available in the investor relations section of the Company’s website at www.matw.com, where a transcript will also be posted once available.

About Matthews International Corporation

Matthews International Corporation is a global provider of brand solutions, memorialization products and industrial technologies. The SGK Brand Solutions segment is a leader in providing brand development, deployment and delivery services that help build our clients’ brands and consumers’ desire for them. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment designs, manufactures and distributes marking, coding and industrial automation technologies and solutions. The Company has approximately 11,000 employees in more than 25 countries on six continents that are committed to delivering the highest quality products and services.

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Forward-looking Information
Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include changes in economic conditions, competitive environment, death rate, foreign currency exchange rates, technological factors beyond the Company’s control, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2018	2017	% Change	2018	2017 (1)	% Change
Sales	$414,061	$380,916	9%	$783,515	$729,914	7%
Cost of sales	(264,095)	(242,494)	9%	(502,850)	(464,225)	8%
Gross profit	149,966	138,422	8%	280,665	265,689	6%
Gross margin	36.2%	36.3%		35.8%	36.4%

Selling and administrative expenses	(111,926)	(105,960)	6%	(218,020)	(209,223)	4%
Amortization of intangible assets	(8,249)	(5,634)	46%	(14,930)	(10,575)	41%
Operating profit	29,791	26,828	11%	47,715	45,891	4%
Operating margin	7.2%	7.0%		6.1%	6.3%

Interest and other income (deductions), net	(9,507)	(5,987)	59%	(17,500)	(12,353)	42%
Income before income taxes	20,284	20,841	(3)%	30,215	33,538	(10)%
Income taxes	(2,212)	(5,973)	(63)%	23,015	(8,462)	(372)%
Net income	18,072	14,868	22%	53,230	25,076	112%
Non-controlling interests	110	52	112%	132	166	(20)%
Net income attributable to Matthews	$18,182	$14,920	22%	$53,362	$25,242	111%

Earnings per share -- diluted	$0.57	$0.46	24%	$1.68	$0.77	118%

Earnings per share -- non-GAAP (2)	$0.93	$0.84	11%	$1.57	$1.48	6%

Dividends declared per share	$0.19	$0.17	12%	$0.38	$0.34	12%

(1) Information for the six months ended March 31, 2017 has been adjusted to reflect the adoption of ASU No. 2016-09. The Company early adopted this ASU in the fourth quarter of fiscal 2017, which resulted in a reduction to income tax expense of $1,234, and a corresponding favorable impact on diluted earnings per share, both of which have been retroactively included in the first quarter results for fiscal 2017. There was no impact for the three month period ended March 31, 2017.

(2) See reconciliation of non-GAAP financial information provided in tables at the end of this release

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Reconciliations of Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition-related items, adjustments related to intangible assets, litigation items, and strategic initiative and other charges, which includes non-recurring charges related to operational initiatives and exit activities. Management believes that presenting non-GAAP financial measures (such as EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted EPS) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provides investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures. These non-GAAP financial measures are supplemental to the Company’s GAAP disclosures and should not be considered an alternative to the GAAP financial information.

ADJUSTED NET INCOME AND EPS RECONCILIATION (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017 (1)
Net income attributable to Matthews	$18,182	$14,920	$53,362	$25,242
Acquisition-related items	5,476	6,738	8,455	12,845
Pension and postretirement expense (2)	1,055	1,536	2,109	3,049
Intangible amortization expense	6,104	3,940	11,048	7,350
Strategic cost initiatives	1,160	—	1,640	—
Tax-related (3)	(2,382)	135	(26,738)	135
Adjusted net income	$29,595	$27,269	$49,876	$48,621
Adjusted EPS	$0.93	$0.84	$1.57	$1.48

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 26.0% and 28.4%, for the three months ended March 31, 2018 and 2017, respectively, and 26.0% and 30.5% for the six months ended March 31, 2018 and 2017, respectively.

(1) Information for the six months ended March 31, 2017 has been adjusted to reflect the adoption of ASU No. 2016-09. The Company early adopted this ASU in the fourth quarter of fiscal 2017, which resulted in a reduction to income tax expense of $1,234, and a corresponding favorable impact on diluted earnings per share, both of which have been retroactively included in the first quarter results for fiscal 2017. There was no impact for the three month period ended March 31, 2017.

(2) The non-GAAP adjustment to pension and postretirement expense represents the add-back of the non-service related components of these costs. Non-service related components include interest cost, expected return on plan assets and amortization of actuarial gains and losses. The service cost and prior service cost components of pension and postretirement expense are considered to be a better reflection of the ongoing service-related costs of providing these benefits. The other components of GAAP pension and postretirement expense are primarily influenced by general market conditions impacting investment returns and interest (discount) rates. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

(3) The tax-related adjustments in fiscal 2018 consisted of income tax regulation changes which included an estimated favorable tax benefit of approximately $37,800 for the reduction in the Company’s net deferred tax liability principally reflecting the lower U.S. Federal tax rate, offset partially by an estimated repatriation transition tax charge and other charges of approximately $11,100, for the six month period ended March 31, 2018. Tax-related adjustments for the three months ended March 31, 2018 consisted of estimated repatriation transition tax adjustments and other charges of approximately $2,400.

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ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2017	2018	2017 (1)
Net income attributable to Matthews	$18,182	$14,920	$53,362	$25,242
Interest expense	9,262	6,614	17,063	12,762
Income taxes (2)	2,212	5,973	(23,015)	8,462
Depreciation and amortization	19,748	17,135	36,986	32,294
EBITDA	49,404	44,642	84,396	78,760
Acquisition-related items	7,400	8,574	11,358	16,800
Strategic initiatives and other charges	1,568	—	2,215	—
Stock-based compensation	2,658	2,920	8,132	9,017
Pension and postretirement expense (3)	1,425	2,194	2,850	4,388
Adjusted EBITDA	$62,455	$58,330	$108,951	$108,965
Adjusted EBITDA margin	15.1%	15.3%	13.9%	14.9%

(1) Information for the six months ended March 31, 2017 has been adjusted to reflect the adoption of ASU No. 2016-09. The Company early adopted this ASU in the fourth quarter of fiscal 2017, which resulted in a reduction to income tax expense of $1,234, and a corresponding favorable impact on diluted earnings per share, both of which have been retroactively included in the first quarter results for fiscal 2017. There was no impact for the three month period ended March 31, 2017.

(2) The income tax regulation changes identified in the adjusted net income/earnings per share reconciliation are included in this line and therefore not separately identified in the calculation of adjusted EBITDA.

(3) The non-GAAP adjustment to pension and postretirement expense represents the add-back of the non-service related components of these costs. Non-service related components include interest cost, expected return on plan assets and amortization of actuarial gains and losses. The service cost and prior service cost components of pension and postretirement expense are considered to be a better reflection of the ongoing service-related costs of providing these benefits. The other components of GAAP pension and postretirement expense are primarily influenced by general market conditions impacting investment returns and interest (discount) rates. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.